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                                  EXHIBIT 21

                 SUBSIDIARIES OF FULTON FINANCIAL CORPORATION
                 --------------------------------------------

Name of Subsidiary                      Organized Under the Laws of
------------------                      ---------------------------

Fulton Bank                                      Pennsylvania

Lebanon Valley Farmers Bank                      Pennsylvania

Swineford National Bank                          United States

Lafayette Bank                                   Pennsylvania

FNB Bank, National Association                   United States

Great Valley Savings Bank                        Pennsylvania

Hagerstown Trust Company                         Maryland

Delaware National Bank                           United States

The Bank of Gloucester County                    New Jersey

Fulton Financial Realty Company                  Pennsylvania

Fulton Life Insurance Company                    Arizona

Central Pennsylvania Financial Corp.             Pennsylvania

FFC Management, Inc.                             Delaware

The Woodstown National Bank &
  Trust Company                                  United States

The Peoples Bank of Elkton                       Maryland